EXHIBIT 99.1

HSN, Inc. Reports Second Quarter 2014 Results

Highlights:

  HSNi net sales increased 5% with digital sales up 9%
  HSNi Adjusted EBITDA decreased 4% while HSN increased 10%
  Diluted EPS was $0.76 compared to $0.79 in the prior year
  Completed 10 million share repurchase program

ST. PETERSBURG, Fla., Aug. 7, 2014 (GLOBE NEWSWIRE) -- HSN, Inc. (Nasdaq:HSNI) reported results for the second quarter ended June 30, 2014 for HSN, Inc. ("HSNi" or "Company") and its two operating segments, HSN and Cornerstone.

Table 1
HSNi SUMMARY RESULTS AND KEY OPERATING METRICS (a)
(In millions, except per share and average price point amounts)

	Q2 2014	Q2 2013	Change

Net Sales	$ 855.2	$ 812.6	5%

Adjusted EBITDA (Non-GAAP)	$ 82.1	$ 85.2	(4)%
Operating Income (GAAP)	$ 67.4	$ 71.3	(6)%

Net Income (GAAP)	$ 40.9	$ 43.3	(5)%

Diluted EPS (GAAP)	$ 0.76	$ 0.79	(4)%

Average price point	$ 65.15	$ 64.25	1%
Units shipped	14.7	14.1	4%
Gross margin	36.6%	38.0%	(140 bps)
Return rate	16.5%	17.0%	50 bps
Digital sales penetration	46.6%	45.1%	150 bps

(a) HSNi's two operating segments, HSN and Cornerstone, are presented separately in Tables 2 and 3 of this release.

See reconciliation of Non-GAAP to GAAP measures in Table 4.

Second Quarter 2014 Results vs Second Quarter 2013 Results

  HSNi's net sales grew 5% over the prior year to $855.2 million. HSN's net sales increased 6% to $556.5 million, including 11% growth in digital sales. Cornerstone's net sales increased 4% to $298.7 million, including 6% growth in digital sales.

  HSNi's Adjusted EBITDA decreased 4% to $82.1 million. HSN's Adjusted EBITDA increased 10% to $62.7 million. Cornerstone's Adjusted EBITDA decreased to $19.4 million from $28.0 million in the prior year. GAAP operating income decreased 6% to $67.4 million.

  During the second quarter, HSNi repurchased approximately 0.9 million shares of its common stock at a cost of $49.5 million, or an average cost of $54.78 per share. In July 2014, HSNi completed its 10 million share repurchase program authorized in September 2011 at an aggregate cost of $451 million, representing an average cost of $45.10 per share.

  HSNi's board of directors approved a quarterly cash dividend of $0.25 per share payable September 17, 2014 to shareholders of record as of September 3, 2014.

"Our focus during the second quarter remained on engaging our customers, emphasizing our unique content and proprietary products, and strengthening our digital platforms. HSNi sales increased 5% and digital sales grew 9% with mobile now representing 15% of our total sales. During the quarter, we saw a bifurcation within our business. HSN had strong results with sales up 6%, digital sales up 11% and Adjusted EBITDA up 10%. While Cornerstone maintained top line growth of 4%, margins were impacted by a highly promotional marketplace," said Mindy Grossman, CEO of HSN, Inc. "Our customer file metrics at both HSN and within the Cornerstone portfolio were at record highs. We also returned $63 million to our shareholders through our capital return plan."

Table 2
SEGMENT RESULTS
($ in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Net Sales
HSN	$ 556.5	$ 526.2	6%	$ 1,101.0	$ 1,076.3	2%
Cornerstone	298.7	286.4	4%	531.6	508.9	4%
Total HSNi	$ 855.2	$ 812.6	5%	$ 1,632.6	$ 1,585.3	3%

Gross Profit
HSN	$ 196.5	$ 187.5	5%	$ 387.1	$ 379.8	2%
Cornerstone	116.6	121.3	(4)%	201.8	209.1	(3)%
Total HSNi	$ 313.1	$ 308.8	1%	$ 588.9	$ 588.9	—%

Adjusted EBITDA (Non-GAAP measure)
HSN	$ 62.7	$ 57.1	10%	$ 121.8	$ 116.1	5%
Cornerstone	19.4	28.0	(31)%	20.1	35.9	(44)%
Total HSNi	$ 82.1	$ 85.2	(4)%	$ 141.8	$ 152.0	(7)%

Operating Income
HSN	$ 52.1	$ 47.0	11%	$ 100.6	$ 95.6	5%
Cornerstone (a)	15.3	24.3	(37)%	8.6	28.2	(70)%
Total HSNi	$ 67.4	$ 71.3	(6)%	$ 109.2	$ 123.8	(12)%

(a) Results for the six months ended June 30, 2014 include a $3.1 charge for the CPSC settlement.

See reconciliation of Non-GAAP to GAAP measures in Table 4.

Table 3
SEGMENT KEY OPERATING METRICS

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
HSN:
Average price point	$ 57.62	$ 56.49	2%	$ 57.00	$ 57.17	—%
Units shipped (millions)	11.2	10.8	4%	22.4	21.9	2%
Gross margin	35.3%	35.6%	(30 bps)	35.2%	35.3%	(10 bps)
Return rate	18.7%	19.2%	50 bps	18.5%	19.6%	110 bps
Digital sales penetration	37.2%	35.4%	180 bps	37.6%	35.5%	210 bps
Cornerstone:
Average price point	$ 88.95	$ 89.03	—%	$ 80.26	$ 80.64	—%
Units shipped (millions)	3.5	3.3	5%	6.9	6.5	6%
Gross margin	39.1%	42.4%	(330 bps)	38.0%	41.1%	(310 bps)
Return rate	12.2%	12.6%	40 bps	12.9%	13.1%	20 bps
Digital sales penetration	64.2%	62.9%	130 bps	65.7%	64.7%	100 bps
Catalog circulation (millions)	83.5	79.1	6%	165.2	154.8	7%

HSN Segment Results for the Second Quarter 2014

HSN's net sales were $556.5 million, an increase of 6% from the prior year. Digital sales grew 11% with penetration increasing 180 basis points to 37.2%. Sales grew in beauty, home design, health and culinary offset by lower sales in electronics and jewelry.  Units shipped increased 4% and average price point increased 2%.

Gross profit increased 5% to $196.5 million with gross margin decreasing 30 basis points to 35.3% primarily due to an increase in shipping promotions. Operating expense leverage (excluding non-cash charges) improved 80 basis points to 24.0%.

Adjusted EBITDA increased 10% to $62.7 million. GAAP operating income increased 11% to $52.1 million.

Cornerstone Segment Results for the Second Quarter 2014

Cornerstone's net sales were $298.7 million, an increase of 4% from the prior year. Sales grew in the home brands, partially offset by lower sales in the apparel brands. Digital sales grew 6% with penetration increasing 130 basis points to 64.2%.

Gross profit decreased 4% to $116.6 million. Gross margin decreased to 39.1% from 42.4% primarily due to increased promotional activity primarily in response to competitive market conditions. Operating expenses as a percentage of net sales improved 10 basis points to 32.5%.

Adjusted EBITDA decreased $8.6 million to $19.4 million. GAAP operating income was $15.3 million compared to $24.3 million in the prior year.

Liquidity and Capital Resources

As of June 30, 2014, HSNi had cash and cash equivalents of $122.3 million compared to $196.4 million at December 31, 2013 and $92.0 million at June 30, 2013. Net cash provided by operating activities in the six months ended June 30, 2014 was $28.2 million compared to $33.6 million in the prior year.

HSNi's board of directors approved a quarterly cash dividend of $0.25 per share payable September 17, 2014 to shareholders of record as of September 3, 2014.

During the second quarter, HSNi repurchased approximately 0.9 million shares of its common stock at a cost of $49.5 million, or an average cost of $54.78 per share. In July 2014, HSNi completed its 10 million share repurchase program authorized in September 2011 at an aggregate cost of $451 million, representing an average cost of $45.10 per share. Since inception of its capital return plan in September 2011, HSNi has returned $558 million to its shareholders through a balanced approach of share repurchases and cash dividends.  HSNi remains committed to returning value to shareholders, while preserving liquidity and flexibility to invest in the business.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements relating to the future performance and financial condition of HSNi, its operating segments and its consolidated subsidiaries. Forward-looking statements are based on management's current expectations and assumptions which may not prove to be accurate. Forward-looking statements are not guarantees of performance or historical facts and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: changes in political, business and economic conditions, particularly those that affect consumer confidence, consumer spending or digital sales growth; changes in our relationships with pay television operators, vendors, manufacturers and other third parties; changes in shipping and handling costs, particularly if we are unable to offset them; any technological or regulatory developments that could negatively impact the way we do business, including regulations regarding state and local sales and use taxes; risks associated with possible systems failures and/or security breaches, including any breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, or the failure to comply with various laws applicable to HSNi in the event of such a breach; HSNi's business prospects and strategy, including whether HSNi's initiatives and investments will be effective; our ability to offer new or innovative products and services through various platforms in a cost effective manner and consumer acceptance of these products and services; risks associated with acquisitions including the ability to successfully integrate new business and achieve expected benefits and results; and the loss of any key member of our senior management team. More information about potential factors that could affect HSNi's business and financial results is included in our filings with the U.S. Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect HSNi's business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of HSNi management as of the date of this press release. Such statements speak only to the date such statements are made and HSNi does not undertake to update any forward-looking statements. Historical results should not be considered as an indication of future performance.

Conference Call

Mindy Grossman, Chief Executive Officer, and Judy Schmeling, Chief Operating Officer and Chief Financial Officer, will hold a conference call on Thursday, August 7, 2014 at 9:00 a.m., Eastern Daylight Time, to discuss these results. Those interested in participating in the conference call should dial 877-307-0246 or 224-357-2394 at least five minutes prior to the call. There will also be a simultaneous audio webcast available via HSNi's website at http://www.hsni.com.

A replay of the conference call can be accessed until Thursday, August 21, 2014 by dialing 855-859-2056 or 404-537-3406, plus the pass code 72340808 and will also be hosted on the company's website for a limited time.

About HSN, Inc.

HSN, Inc. (Nasdaq:HSNI) is a $3.4 billion interactive multichannel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multichannel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches 95 million homes (24 hours a day, seven days a week, live 364 days a year). HSN.com offers a differentiated digital experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®. Cornerstone comprises leading home and apparel lifestyle brands including Ballard Designs®, Chasing Fireflies®, Frontgate®, Garnet Hill®, Grandin Road®, Improvements® and TravelSmith®. Cornerstone distributes approximately 320 million catalogs annually, operates eight separate digital sales sites and operates 11 retail and outlet stores.

GAAP FINANCIAL STATEMENTS

HSN, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net sales	$ 855,204	$ 812,606	$ 1,632,624	$ 1,585,257
Cost of sales	542,069	503,829	1,043,715	996,333
Gross profit	313,135	308,777	588,909	588,924
Operating expenses:
Selling and marketing	182,747	174,875	349,986	339,417
General and administrative	52,218	52,652	108,129	105,786
Depreciation and amortization	10,803	9,951	21,559	19,904
Total operating expenses	245,768	237,478	479,674	465,107
Operating income	67,367	71,299	109,235	123,817
Interest expense, net	(1,810)	(1,661)	(3,509)	(3,301)
Income from continuing operations before income taxes	65,557	69,638	105,726	120,516
Income tax provision	(24,617)	(26,367)	(40,604)	(45,692)
Income from continuing operations	40,940	43,271	65,122	74,824
Income from discontinued operations, net of tax	—	9	—	—
Net income	$ 40,940	$ 43,280	$ 65,122	$ 74,824

Net income per share
Basic	$ 0.77	$ 0.81	$ 1.23	$ 1.38
Diluted	$ 0.76	$ 0.79	$ 1.21	$ 1.35

Shares used in computing earnings per share
Basic	52,916	53,541	53,037	54,161
Diluted	53,745	54,728	53,954	55,500

Dividends declared per common share	$ 0.25	$ 0.18	$ 0.50	$ 0.36

HSN, INC. CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	June 30, 2014	December 31, 2013	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 122,332	$ 196,433	$ 91,976
Accounts receivable, net	199,897	265,115	183,940
Inventories	382,696	327,319	355,879
Deferred income taxes	26,849	29,761	29,585
Prepaid expenses and other current assets	63,350	48,630	62,667
Total current assets	795,124	867,258	724,047
Property and equipment, net	173,912	178,720	171,019
Intangible assets, net	262,159	262,460	266,023
Goodwill	9,858	9,858	9,858
Other non-current assets	18,367	19,627	8,348
TOTAL ASSETS	$ 1,259,420	$ 1,337,923	$ 1,179,295
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable, trade	$ 219,728	$ 255,627	$ 212,530
Current maturities of long-term debt	14,063	12,500	12,500
Accrued expenses and other current liabilities	187,237	207,984	156,193
Total current liabilities	421,028	476,111	381,223
Long-term debt, net of current maturities	220,312	228,125	234,375
Deferred income taxes	80,733	88,034	85,495
Other long-term liabilities	15,368	16,572	11,346
Total liabilities	737,441	808,842	712,439
Total shareholders' equity	521,979	529,081	466,856
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,259,420	$ 1,337,923	$ 1,179,295

HSN, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)
	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities attributable to continuing operations:
Net income	$ 65,122	$ 74,824
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Depreciation and amortization	21,559	19,904
Stock-based compensation expense	7,810	7,254
Amortization of debt issuance costs	552	563
Deferred income taxes	(4,115)	3,536
Bad debt expense	9,225	10,018
Excess tax benefits from stock-based awards	(4,981)	(5,295)
Other	135	1,019
Changes in current assets and liabilities:
Accounts receivable	55,993	55,719
Inventories	(55,377)	(24,943)
Prepaid expenses and other assets	(14,035)	(16,345)
Accounts payable, accrued expenses and other liabilities	(53,690)	(92,683)
Net cash provided by operating activities attributable to continuing operations	28,198	33,571
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(15,901)	(22,741)
Other	(491)	—
Net cash used in investing activities attributable to continuing operations	(16,392)	(22,741)
Cash flows from financing activities attributable to continuing operations:
Repayments of long-term debt	(6,250)	(3,125)
Repurchase of common stock	(50,979)	(112,683)
Cash dividends paid	(26,429)	(19,486)
Proceeds from issuance of common stock	1,441	3,272
Tax withholdings related to stock-based awards	(8,653)	(11,900)
Excess tax benefits from stock-based awards	4,981	5,295
Payment of contingent consideration obligation	—	(2,172)
Net cash used in financing activities attributable to continuing operations	(85,889)	(140,799)
Total cash used in continuing operations	(74,083)	(129,969)
Total cash used in discontinued operations	(18)	(147)
Net decrease in cash and cash equivalents	(74,101)	(130,116)
Cash and cash equivalents at beginning of period	196,433	222,092
Cash and cash equivalents at end of period	$ 122,332	$ 91,976

Table 4
RECONCILIATIONS OF NON-GAAP TO GAAP MEASURES

HSN, INC. RECONCILIATION OF NON-GAAP TO GAAP DETAILED SEGMENT RESULTS
(unaudited; in thousands)

	Three Months Ended June 30, 2014			Three Months Ended June 30, 2013
	HSN	Cornerstone	Total	HSN	Cornerstone	Total

Adjusted EBITDA	$ 62,657	$ 19,435	$ 82,092	$ 57,135	$ 28,017	$ 85,152
Stock-based compensation expense	(3,053)	(731)	(3,784)	(2,761)	(784)	(3,545)
Depreciation and amortization	(7,423)	(3,380)	(10,803)	(7,037)	(2,914)	(9,951)
Loss on disposition of fixed assets	(104)	(34)	(138)	(357)	—	(357)
Operating income	$ 52,077	$ 15,290	$ 67,367	$ 46,980	$ 24,319	$ 71,299
Interest expense, net			(1,810)			(1,661)
Income from continuing operations before income taxes			65,557			69,638
Income tax provision			(24,617)			(26,367)
Income from continuing operations			40,940			43,271
Income from discontinued operations, net of tax			—			9
Net income			$ 40,940			$ 43,280

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
	HSN	Cornerstone	Total	HSN	Cornerstone	Total

Adjusted EBITDA	$ 121,799	$ 20,051	$ 141,850	$ 116,069	$ 35,925	$ 151,994
Stock-based compensation expense	(6,197)	(1,613)	(7,810)	(5,584)	(1,670)	(7,254)
Depreciation and amortization	(14,860)	(6,699)	(21,559)	(13,858)	(6,046)	(19,904)
CPSC settlement (a)	—	(3,100)	(3,100)	—	—	—
Loss on disposition of fixed assets	(104)	(42)	(146)	(1,018)	(1)	(1,019)
Operating income	$ 100,638	$ 8,597	$ 109,235	$ 95,609	$ 28,208	$ 123,817
Total other expense, net			(3,509)			(3,301)
Income from continuing operations before income taxes			105,726			120,516
Income tax provision			(40,604)			(45,692)
Income from continuing operations			65,122			74,824
Income from discontinued operations, net of tax			—			—
Net income			$ 65,122			$ 74,824

(a) The company reached a $3.1 million settlement related to a civil penalty assessed by the Consumer Product Safety Commission.

HSN, INC. RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EPS TO GAAP NET INCOME AND GAAP DILUTED EPS
(unaudited; in thousands except per share amounts)

	Six Months Ended June 30,
	2014		2013

	Net Income	EPS	Net Income	EPS
Non-GAAP Adjusted	$ 68,222	$ 1.26	$ 74,824	$ 1.35
CPSC settlement	(3,100)	(0.05)	—	—
GAAP results from continuing operations	65,122	1.21	74,824	1.35
Loss from discontinued operations, net of tax	—	—	—	—
GAAP	$ 65,122	$ 1.21	$ 74,824	$ 1.35
GAAP diluted weighted average shares outstanding		53,954		55,500

HSN, INC.'S PRINCIPLES OF FINANCIAL REPORTING

HSNi reports Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. HSNi endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.

Definitions of Non-GAAP Measures

Adjusted EBITDA is defined as operating income excluding, if applicable: (1) non-cash charges including: (a) stock-based compensation expense, (b) amortization of intangibles, (c) depreciation and gains and losses on asset dispositions, and (d) goodwill, long-lived asset and intangible asset impairments; (2) pro forma adjustments for significant acquisitions; and (3) other significant items. Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results. Adjusted EBITDA is not a measure determined in accordance with GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. Adjusted EBITDA is used as a measurement of operating efficiency and overall financial performance and HSNi believes it to be a helpful measure for those evaluating companies in the retail and media industries. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Adjusted EBITDA has certain limitations in that it does not take into account the impact to HSNi's statement of operations of certain expenses, gains and losses that are excluded from the company's definition of Adjusted EBITDA.

Adjusted Net Income is defined as net income available to common shareholders excluding, net of tax effects, if applicable: (1) goodwill, long-lived asset and intangible asset impairments, (2) pro forma adjustments for significant acquisitions, (3) discontinued operations and (4) other significant items. Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results.  We believe Adjusted Net Income is useful to investors because it represents HSNi's consolidated results taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.

Adjusted EPS is defined as Adjusted Net Income divided by diluted weighted average shares outstanding for Adjusted EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, HSNi's consolidated results, taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.  Adjusted Net Income and Adjusted EPS have certain limitations in that they do not take into account the impact of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items. Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

CONTACT: Felise Glantz Kissell (Analysts/Investors)
         727-872-7529
         felise.kissell@hsn.net

         Gigi Ganatra Duff (Media)
         727-872-4808
         gigi.ganatraduff@hsn.net